Section 1350 Certifications

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Mitch White, Chief Executive Officer and Director of CYOP Systems International Inc., certify that the Annual Report on Form 10-KSB (the "Report") for the period ended December 31, 2005, filed with the Securities and Exchange Commission on the date hereof:

     (i)    fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)    the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of CYOP Systems International Inc.

May 16, 2006	By:	/s/ Mitch White
CEO and a member of the Board of Directors

A signed original of this written statement required by Section 906 has been provided to CYOP Systems International Inc., and will be retained by CYOP Systems International Inc., and furnished to the Securities and Exchange Commission or its staff upon request.